Exhibit 4.16
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of the 20th day of September, 2006, by and among COPANO ENERGY, L.L.C. (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, and the Lenders party hereto.
W I T N E S S E T H:
     WHEREAS, Borrower, Administrative Agent and Lenders named therein entered into that certain Credit Agreement dated as of August 1, 2005, as amended by First Amendment to Credit Agreement dated January 26, 2006 (the “Original Agreement”) for the purposes and consideration therein expressed; and
     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement for the purposes described herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I. — Definitions and References
     § 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     § 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this § 1.2.
“Amendment” means this Second Amendment to Credit Agreement.
“Credit Agreement” means the Original Agreement as amended hereby.
ARTICLE II. — Amendments
     § 2.1. Increase in Commitments. The reference to “$50,000,000” set forth in the first sentence of Section 2.14(a) of the Original Agreement is hereby amended in its entirety to refer instead to “$100,000,000”.
     § 2.2. Indebtedness. Section 7.03(b) of the Original Agreement is hereby amended in its entirety to read as follows:
     (b) (i) Unsecured Indebtedness under that certain Indenture dated as of February 7, 2006 among Borrower, Copano Energy Finance Corporation, the guarantors named therein, and U.S. Bank National Association, as Trustee in an aggregate principal amount not to exceed $225,000,000 at any time outstanding, and (ii) additional unsecured privately placed or public term Indebtedness with a maturity not earlier than 91 days after the Maturity Date and not materially more restrictive than the Loan Documents taken as a whole (or in either case any unsecured refinancing or replacement thereof with a maturity not earlier than 91 days after the Maturity Date and on terms and conditions not materially more restrictive than the Loan Documents taken as a whole); provided, with respect to any such additional Indebtedness under clause (ii) above: (x) both immediately prior to and immediately following the issuance of such additional Indebtedness, no Default or Event of Default shall have occurred and be continuing, and (y) as of the date of such issuance of additional Indebtedness, the financial covenants contained in Section 7.21 are satisfied on a pro forma basis after giving effect to the issuance of such Indebtedness, calculated in a manner satisfactory to the Administrative Agent in its reasonable discretion.
     § 2.3. Subsidiaries; Equity Interests. Section 5.13 of the Original Agreement is hereby amended in its entirety to read as follows:
     5.13. Subsidiaries; Equity Interests. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, as supplemented from time to time by the Borrower by written notice to the Administrative Agent, and all of the outstanding Equity Interests in such Subsidiaries have been issued and are owned by a Loan Party in the amounts specified in such Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted under Section 7.01. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13, as supplemented from time to time by the Borrower by written notice to the Administrative Agent. Schedule 5.13, as supplemented from time to time by the Borrower by written notice to the Administrative Agent identifies each Subsidiary as either Restricted or Unrestricted, its state of organization, and its organizational identification number, and each Restricted Subsidiary on such schedule is a wholly-owned Subsidiary.
ARTICLE III. — Conditions of Effectiveness
     § 3.1. Effective Date. This Amendment shall become effective as of the date first written above, when and only when
     (i) Administrative Agent shall have received, at Administrative Agent’s office a counterpart of this Amendment executed and delivered by Borrower and Required Lenders;
     (ii) Administrative Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Administrative Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Administrative Agent:
Supporting Documents. Such supporting documents as Administrative Agent may reasonably request.

ARTICLE IV. — Representations and Warranties
     § 4.1. Representations and Warranties of Borrower. In order to induce Administrative Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Administrative Agent and each Lender that:
     (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 4.1(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
     (b) No Default exists or will result herefrom.
     (c) No Material Adverse Effect has occurred, and no event or circumstance has occurred that could reasonably be expected to cause a Material Adverse Effect, relating to the consolidated financial condition or business of the Loan Parties since the date of the date of the most recent financial statements delivered pursuant to Section 4.01(a)(viii) or Section 6.01 of the Credit Agreement, as applicable.
     (d) Each Loan Party is Solvent.
     (e) The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
     (f) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.
     (g) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

ARTICLE V. — Miscellaneous
     § 5.1. Ratification of Agreements. The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects by Borrower and each Loan Party that is party hereto. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
     § 5.2. Ratification of Security Documents. Each Loan Party, Administrative Agent, and Lenders each acknowledge and agree that any and all indebtedness, liabilities or obligations, arising under or in connection with the Loans, Letters of Credit or the Notes, are Obligations and are secured indebtedness under, are guarantied by, and are secured by, each and every Security Document. Each Loan Party hereby re-pledges, re-grants and re-assigns a security interest in and lien on every asset of such Loan Party described as Collateral in any Security Document.
     § 5.3. Survival of Agreements. All representations, warranties, covenants and agreements of Loan Parties shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of each Loan, and shall further survive until all of the Obligations under the Credit Agreement are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.
     § 5.4. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.
     § 5.5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     § 5.6. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manual executed counterpart.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

COPANO ENERGY, L.L.C., as Borrower
By:	/s/ Matthew J. Assiff
	Name:	Matthew J. Assiff
	Title:	Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Todd MacNeill
Name: Todd MacNeill
Title: Vice President Agency Management Officer III

BANK OF AMERICA, N.A., as a Lender and L/C Issuer
By:	/s/ Gregory B. Hanson
Name: Gregory B. Hanson
Title: Principal

COMERICA BANK, as a Lender and Co-Syndication Agent
By:	/s/ Huma Vadgama
Name: Huma Vadgama
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender and Co-Syndication Agent
By:	/s/ Justin M. Alexander
Name: Justin M. Alexander
Title: Vice President

BANK OF SCOTLAND, as a Lender and Co-Documentation Agent
By:	/s/ Karen Weich
Name: Karen Weich
Title: Assistant Vice President

FORTIS CAPITAL CORP., as a Lender and Co-Documentation Agent
By:	/s/ Casey Lowary
Name: Casey Lowary
Title: Senior Vice President

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Jason York
Name: Jason S. York
Title: Authorized Signatory

HARRIS NESBITT FINANCING, INC., as a Lender
By:	/s/ Cahal Carmody
Name: Cahal Carmody
Title: Vice President

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Laif Afseth
Name: Laif Afseth
Title: Senior Vice President

COMPASS BANK, as a Lender
By:	/s/ Dorothy Marchand
Name: Dorothy Marchand
Title: Senior Vice President

GUARANTY BANK, as a Lender
By:	/s/ Jim R. Hamilton
Name: Jim R. Hamilton
Title: Senior Vice President

BNP PARIBAS, as a Lender
By:	/s/ Greg Smothers
Name: Greg Smothers
Title: Vice President

By:	/s/ Polly Schott
Name: Polly Schott
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Saad Iqbal
	Name:	Saad Iqbal
	Title:	Vice President

By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Vice President

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Senior Vice President

SUNTRUST BANK, as a Lender
By:	/s/ Carmen (illegible)
	Name:	Carmen (illegible)
	Title:	Vice President

BANK OF TEXAS, N.A., as a Lender
By:	/s/ Mari Salazar
	Name:	Mari Salazar
	Title:	Assistant Vice President

NATEXIS BANQUES POPULAIRES, as a Lender
By:	/s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Vice President/Group Manager

By:	/s/ Daniel Payer
Name: Daniel Payer
Title: Vice President

STERLING BANK, as a Lender
By:	/s/ Ryan K. Michael
Name: Ryan K. Michael
Title: Assistant Vice President

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Andrew J. Watson
Name: Andrew J. Watson
Title: Vice President

GOLDMAN SACHS CREDIT PARTNERS LP as a Lender
By:	/s/ Philip F. Green
	Name:	Philip F. Green
	Title:	Authorized Signatory

CONSENT OF GUARANTORS
Each of the undersigned Guarantors hereby consents to the provisions of this Amendment and the transactions contemplated herein and therein and hereby (i) ratifies, confirms and approves the Credit Agreement, the Amendment, the Guaranty and the other Loan Documents and, in particular, any provisions thereof which relate to such Guarantor, (ii) acknowledges and agrees that any and all indebtedness, liabilities or obligations arising under or in connection with the Credit Agreement and the Notes are Obligations and are guarantied indebtedness under the Guaranty and are secured indebtedness under, and are secured by each and every Security Document, (iii) ratifies and confirms the Guaranty and each Security Document to which it is a party, (iv) expressly acknowledges and agrees that such Guarantor guarantees all Obligations arising under or in connection with the Credit Agreement and the Notes pursuant to the terms of the Guaranty, and hereby re-pledges, re-grants and re-assigns a security interest in and lien on every asset of such Guarantor described as Collateral in any Security Document to secure all such Obligations, and (v) agrees that its obligations and covenants under the Guaranty and each Security Document to which it is a party are unimpaired hereby and shall remain in full force and effect.

ScissorTail Energy, LLC
Copano Energy/Rocky Mountains and Mid-Continent, L.L.C.
Copano Processing GP, L.L.C.
Copano NGL Services GP, L.L.C.
Copano Field Services GP L.L.C.
Copano Pipelines GP, L.L.C.
Copano Pipelines, (Texas) GP, L.L.C.
Copano Energy Services GP, L.L.C.
Copano Energy Services (Texas) GP, L.L.C.
Copano Field Services/Central Gulf Coast GP, L.L.C.
Copano/Webb-Duval Pipeline GP, L.L.C.
CPNO Services GP, L.L.C.
Copano Energy Finance Corporation

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano Processing, L.P.
 By: Copano Processing GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano NGL Services, L.P.
 By: Copano NGL Services GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

Copano Houston Central, L.L.C. CHC LP Holdings, L.L.C. Copano Pipelines Group, L.L.C. Copano General Partners, Inc. CPG LP Holdings, L.L.C. CWDPL LP Holdings, L.L.C. CPNO Services LP Holdings, L.L.C.
By:	/s/ Susan T. Dubb
Susan T. Dubb
Vice President and Assistant Secretary

 Copano Field Services/Agua Dulce, L.P.
 Copano Field Services/Copano Bay, L.P.
 Copano Field Services/Karnes, L.P.
 Copano Field Services/Live Oak, L.P.
 Copano Field Services/South Texas, L.P.
 Copano Field Services/Upper Gulf Coast, L.P.
 By: Copano Field Services GP L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano Pipelines/Hebbronville, L.P.
 Copano Pipelines/South Texas, L.P.
 Copano Pipelines/Upper Gulf Coast, L.P.
 By: Copano Pipelines GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano Pipelines/Texas Gulf Coast, L.P.
 By: Copano Pipelines, (Texas) GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano Field Services/Central Gulf Coast, L.P.
 By: Copano Field Services/Central Gulf Coast GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano Energy Services/Upper Gulf Coast, L.P.
 By: Copano Energy Services GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano Energy Services/Texas Gulf Coast, L.P.
 By: Copano Energy Services (Texas) GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 Copano/Webb Duval Pipeline, L.P.
 By: Copano/Webb-Duval Pipeline GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

 CPNO Services, L.P.
 Copano Risk Management, L.P.
 By: CPNO Services GP, L.L.C., General Partner

By:	/s/ Matthew J. Assiff
Matthew J. Assiff
Senior Vice President and Chief Financial Officer

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